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MindMed Reports Full Year 2022 Financial Results and Business Highlights

– Company positioned for key MM-120 Phase 2b data readout in GAD and Phase 2a data readout in ADHD in late 2023 –

– Company to initiate first clinical trial of MM-402 in 2023 –

– Cash and cash equivalents of $142.1 million at December 31, 2022 –

– Company to host conference call today at 4:30 PM ET –

NEW YORK, March 9, 2023 -- Mind Medicine (MindMed) Inc. (NASDAQ: MNMD), (NEO: MMED), (the “Company” or "MindMed"), a clinical stage biopharmaceutical company developing novel product candidates to treat brain health disorders, today reported its financial results for the full-year ended December 31, 2022.

“Our significant progress in 2022 has set the stage for what we expect to be a transformational 2023," said Robert Barrow, Chief Executive Officer and Director of MindMed. "This year we expect key data readouts from our Phase 2b study of MM-120 for the treatment of generalized anxiety disorder, as well as from our Phase 2a proof-of-concept trial of repeated low-dose MM-120 in attention-deficit/hyperactivity disorder. Additionally, we expect to initiate the first clinical trial of MM-402 later in the year. Importantly, we believe our financial position provides us with the ability to fund our programs well beyond these key milestones and into the first half of 2025. I am incredibly proud of our team’s achievements, and I am more confident than ever in our ability to continue advancing our organization and development programs. We are keenly focused on our mission to deliver novel therapies to treat brain health disorders, which we believe will lead to meaningful improvements in patient outcomes in these major areas of unmet medical need.”

Business Update

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The Company reiterates its guidance for its cash runway, which is expected to fund its current operating plan into the first half of 2025.
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MindMed’s management team will participate in the 33rd Annual Oppenheimer Healthcare Conference that is being held virtually from March 13-15, 2023 as well as the 35th Annual Roth Conference in Laguna Niguel, CA from March 12-14, 2023.
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The Company expects to host a virtual analyst and investor day in the first half of 2023. The event will be hosted by the Company’s management team and will include a physician expert and other key opinion leaders.

Recent Highlights and Anticipated Upcoming Milestones:

Phase 2b study evaluating MM-120 for generalized anxiety disorder ("GAD") remains on track

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MM-120, the Company’s proprietary, pharmaceutically optimized form of lysergide D-tartrate, is being developed for the treatment of GAD.
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In August 2022, the Company initiated dosing in the 200-patient Phase 2b dose-optimization study of MM-120 for the treatment of GAD.
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Patient enrollment is currently ongoing, and the study remains on track, with topline results expected to be announced in late 2023.

Phase 2a study evaluating MM-120 for attention deficit hyperactivity disorder ("ADHD") remains on track

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The Company’s Phase 2a proof-of-concept trial for the treatment of ADHD is designed to assess the safety and efficacy of repeated low-dose MM-120 administration in 52 patients.
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The Company expects topline results in late 2023.

Advancing development of MM-402 into first clinical trial in 2023

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The Company is developing MM-402, the Company's proprietary form of the R-enantiomer of 3,4-Methylenedioxymethamphetamine ("MDMA"), for the treatment of core symptoms of autism spectrum disorder ("ASD").
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Results from a preclinical study of MM-402 in a model of ASD are expected to be presented in the first half of 2023.
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The Company plans to initiate its first clinical trial of MM-402 in 2023. This Phase 1 study is intended to characterize the tolerability, pharmacokinetics and pharmacodynamics of MM-402, and to evaluate early signals of efficacy to support the Company’s approach in targeting core symptoms of ASD.
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University Hospital Basel ("UHB") in Switzerland, the Company’s collaborator, is currently enrolling patients in a Phase 1 investigator-initiated trial of R(-)-MDMA, S(+)-MDMA and R/S-MDMA in healthy volunteers. This trial is comparing the tolerability, pharmacokinetics and acute subjective, physiological and endocrine effects of the three molecules.

Collaborations and Partnerships

The Company continues to support its ongoing collaboration with the Liechti Lab at University Hospital Basel (“UHB”) in Switzerland. MindMed has exclusive worldwide rights to data, compounds and patent rights associated with UHB’s research on lysergide and other psychedelic compounds, including data from preclinical studies and investigator-initiated clinical trials.

In September 2022, UHB published the results of a randomized, double-blind, placebo-controlled Phase 2 study in the peer-reviewed scientific journal, Biological Psychiatry. Topline results in 46 patients with clinically significant anxiety demonstrated the significant, rapid, durable and beneficial effects of lysergide and its potential to mitigate symptoms of anxiety and depression with an acceptable tolerability profile. The Company believes these results support the continued clinical development of lysergide.

In November 2022, the peer-reviewed publication of a double-blind, placebo-controlled, random-order, two-period crossover investigator-initiated trial of lysergide and ketanserin was published in the International Journal of Neuropsychopharmacology. The study demonstrated the potential of ketanserin to shorten and attenuate the perceptual effects of lysergide.

2022 Financial Results

Cash Balance. As of December 31, 2022, MindMed had cash and cash equivalents totaling $142.1 million compared to $133.5 million as of December 31, 2021. The Company believes its available cash and cash equivalents will be sufficient to fund its operating requirements into the first half of 2025.

Net Cash in Operating Activities. The net cash used in operating activities was $50.1 million for the year ended December 31, 2022, compared to $45.8 million in the year ended December 31, 2021.

Research and Development (R&D). R&D expenses were $36.2 million for the year ended December 31, 2022, compared to $34.8 million for the year ended December 31, 2021, an increase of $1.4 million. The increase was primarily due to increases of $2.9 million in expenses related to clinical research for MM-120, and $5.4 million in internal personnel costs as a result of increasing research and development capacities, offset by a decrease of $5.6 million in expenses related to the Company's MM-110 program, and a decrease of $2.4 million of expenses in connection with various external R&D collaborations.

General and Administrative (G&A). G&A expenses were $30.2 million for the year ended December 31, 2022, compared to $59.1 million for the year ended December 31, 2021, a decrease of $28.9 million. The decrease was primarily due to a decrease of $27.4 million in non-cash stock-based compensation expenses primarily relating to the modification of stock option awards and RSUs recorded during the year ended December 31, 2021.

Net Loss. Net loss for the year ended December 31, 2022 was $56.8 million, compared to $93.0 million for the same period in 2021.

Conference Call and Webcast Reminder

MindMed management will host a conference call at 4:30 PM EST today to provide a corporate update and review the Company’s fiscal year 2022 financial results. Individuals may participate in the live call via telephone by dialing (888) 886-7786 (domestic) or (416) 764-8658 (international) and using conference ID 09516401 or by clicking on this link and requesting a return call. The webcast can be accessed live here on the Financials page in the Investors section of the MindMed website, https://mindmed.co/. The webcast will be archived on the Company’s website for at least 30 days after the conference call.

About MindMed

MindMed is a clinical stage biopharmaceutical company developing novel product candidates to treat brain health disorders. Our mission is to be the global leader in the development and delivery of treatments that unlock new opportunities to improve patient outcomes. We are developing a pipeline of innovative product candidates, with and without acute perceptual effects, targeting neurotransmitter pathways that play key roles in brain health disorders.

MindMed trades on NASDAQ under the symbol MNMD and on the Canadian NEO Exchange under the symbol MMED.

Forward-Looking Statements

Certain statements in this news release related to the Company constitute “forward-looking information” within the meaning of applicable securities laws and are prospective in nature. Forward-looking information is not based on historical facts, but rather on current expectations and projections about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. These statements generally can be identified by the use of forward-looking words such as “will”, “may”, “should”, “could”, “intend”, “estimate”, “plan”, “anticipate”, “expect”, “believe”, “potential” or “continue”, or the negative thereof or similar variations. Forward-looking information in this news release includes, but is not limited to, statements regarding anticipated upcoming milestones, trials and studies, results and timing of clinical trials, the potential benefits of the Company’s product candidates, and the Company’s cash runway funding its operations into the first half of 2025. There are numerous risks and uncertainties that could cause actual results and the Company’s plans and objectives to differ materially from those expressed in the forward-looking information, including history of negative cash flows; limited operating history; incurrence of future losses; availability of additional capital; lack of product revenue; compliance with laws and regulations; difficulty associated with research and development; risks associated with clinical trials or studies; heightened regulatory scrutiny; early stage product development; clinical trial risks; regulatory approval processes; novelty of the psychedelic inspired medicines industry; as well as those risk factors discussed or referred to herein and the risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under headings such as “Special Note Regarding Forward-Looking Statements,” and “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other filings and furnishings made by the Company with the securities regulatory authorities in all provinces and territories of Canada which are available under the Company’s profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

For Media & Investor Inquiries, please contact:

Maxim Jacobs, CFA
Vice President, Investor Relations and Corporate Communications
Mind Medicine (MindMed) Inc.
ir@mindmed.co
media@mindmed.co

Mind Medicine (MindMed) Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share amounts)

	Years Ended December 31,
	2022	2021
Operating expenses:
Research and development	$36,169	$34,789
General and administrative	30,162	59,065
Total operating expenses	66,331	93,854
Loss from operations	(66,331)	(93,854)
Other income/(expense):
Interest income/(expense), net	1,495	(359)
Foreign exchange gain/(loss), net	195	(86)
Change in fair value of 2022 USD Financing Warrants	7,843	—
Loss on revaluation of derivative liability	—	—
Other income	2	106
Total other income/(expense), net	9,535	(339)
Loss before income taxes	(56,796)	(94,193)
Income tax benefit	—	(1,157)
Net loss	(56,796)	(93,036)
Other comprehensive (loss)/gain:
(Loss)/gain on foreign currency translation	(419)	762
Comprehensive loss	$(57,215)	$(92,274)
Net loss per common share, basic and diluted	$(1.84)	$(3.40)
Weighted-average common shares, basic and diluted	30,857,463	27,377,082

Mind Medicine (MindMed) Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$142,142	$133,539
Prepaid and other current assets	3,913	3,676
Total current assets	146,055	137,215
Goodwill	19,918	19,918
Intangible assets, net	3,689	6,869
Other non-current assets	331	—
Total assets	$169,993	$164,002

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,111	$4,178
Accrued expenses	5,877	6,230
2022 USD Financing Warrants	9,904	—
Total current liabilities	17,892	10,408
Other liabilities, long-term	1,184	1,930
Total liabilities	19,076	12,338

Commitments and contingencies
Shareholders' Equity:
Common shares, no par value, unlimited authorized as of December 31, 2022 and 2021; 37,979,136 and 28,126,414 issued and outstanding as of December 31, 2022 and 2021, respectively	—	—
Additional paid-in capital	344,758	288,290
Accumulated other comprehensive income	627	1,046
Accumulated deficit	(194,468)	(137,672)
Total shareholders' equity	150,917	151,664
Total liabilities and shareholders' equity	$169,993	$164,002